Exhibit 2.a


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                          CERTIFICATE OF INCORPORATION


                                       OF


                            EMIGRANT SECURITIES CORP.


                              UNDER SECTION 102 OF


                           THE GENERAL CORPORATION LAW


                            OF THE STATE OF DELAWARE









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                                                 TABLE OF CONTENTS

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                                                     ARTLCLE I

NAME..............................................................................................................1


                                                     ARTICLE II

REGISTERED OFFICE AND AGENT.......................................................................................1


                                                    ARTICLE III

PURPOSE...........................................................................................................1


                                                     ARTICLE IV

CAPITAL STOCK.....................................................................................................1

         Section 1.        Shares, Classes and Series Authorized..................................................1
         Section 2.        Designations, Powers, Preferences, Rights, Qualifications,
                           Limitations and Restrictions Relating to the Capital Stock.............................2


                                                     ARTICLE V

BOARD OF DIRECTORS................................................................................................3


                                                     ARTICLE VI

INFORMAL ACTION BY STOCKHOLDERS...................................................................................4


                                                    ARTICLE VII

BYLAWS............................................................................................................4


                                                    ARTICLE VIII

LIMITATION OF LIABILITY OF DIRECTORS..............................................................................4



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                                                     ARTICLE IX

INDEMNIFICATION...................................................................................................4

         Section 1.        Actions, Suits or Proceedings other than by or in the
                           Right of the Corporation...............................................................4
         Section 2.        Actions or Suits by or in the Right of the Corporation.................................5
         Section 3.        Indemnification for Costs, Charges and Expenses of a
                           Successful Party.......................................................................6
         Section 4.        Indemnification for Expenses of a Witness..............................................6
         Section 5.        Determination of Right to Indemnification..............................................6
         Section 6.        Advancement of Costs, Charges and Expenses.............................................7
         Section 7.        Procedure for Indemnification..........................................................7
         Section 8.        Settlement.............................................................................8
         Section 9.        Other Rights; Continuation of Right to Indemnification;
                           Individual Contracts...................................................................8
         Section 10.       Savings Clause.........................................................................8
         Section 11.       Insurance..............................................................................8
         Section 12.       Definitions............................................................................9
         Section 13.       Subsequent Amendment and Subsequent Legislation.......................................10


                                                     ARTICLE X

AMENDMENTS.......................................................................................................10


                                                     ARTICLE XI

NOTICES..........................................................................................................11
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                          CERTIFICATE OF INCORPORATION

                                       OF

                            EMIGRANT SECURITIES CORP.



                  THE UNDERSIGNED, for the purpose of organizing a corporation pursuant to Section 102 of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify that the Certificate of Incorporation of Emigrant Securities Corp. was duly adopted in accordance with the provisions of
Section 102 of the DGCL and further certifies as follows:


                                    ARTICLE I

                                      NAME

                  The name of the corporation is Emigrant Securities Corp. (the "Corporation").


                                   ARTICLE II

                           REGISTERED OFFICE AND AGENT

                  The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.


                                   ARTICLE III

                                     PURPOSE

                  The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.


                                   ARTICLE IV

                                  CAPITAL STOCK

                  Section 1. SHARES, CLASSES AND SERIES AUTHORIZED. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is two thousand, one hundred (2,100) shares, of which one thousand (1,000) shares shall be shares of preferred stock, par value one cent ($0.01) per share (the "Preferred Stock"), and one thousand, one hundred (1,100)



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shares shall be common stock, par value one cent ($0.01) per share (the "Common
Stock"). The Preferred Stock and Common Stock are sometimes hereinafter collectively referred to as the "Capital Stock."

                  Section 2. DESIGNATIONS, POWERS, PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS RELATING TO THE CAPITAL STOCK. The following is a statement of the designations, powers, preferences and rights in respect of the classes of the Capital Stock, and the qualifications, limitations and restrictions thereof, and of the authority with respect thereto expressly vested in the Board of Directors of the Corporation (the "Board of Directors"):

                  (a) Preferred Stock. The Preferred Stock may be issued from time to time in one or more series, the number of shares and any designation of each series and the powers, preferences and rights of the shares of each series, and the qualifications, limitations and restrictions thereof, to be as stated and expressed in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors, subject to the limitations prescribed by law. The Board of Directors in any such resolution or resolutions is expressly authorized to state for each such series:

                  (i) the rights of stockholders in respect of dividends, if any, including, without limitation, the rate or rates per annum and the time or times at which (or the formula or other method pursuant to which such rate or rates and such time or times may be determined) and conditions upon which the holders of stock of such series shall be entitled to receive dividends and other distributions, and whether any such dividends shall be cumulative or noncumulative and, if cumulative, the terms upon which such dividends shall be cumulative;

                  (ii) whether the stock of each such series shall be redeemable by the Corporation at the option of the Corporation or the holder thereof, and, if redeemable, the terms and conditions upon which the stock of such series may be redeemed;

                  (iii) the amount payable and the rights or preferences, if any, to which the holders of the stock of such series shall be entitled upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                  (iv) the terms, if any, upon which shares of stock of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

                  (v) any other designations, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, so far as they are not inconsistent with the provisions of this Certificate of Incorporation and to the fullest extent now or hereafter permitted by the laws of the State of Delaware.




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                  All shares of the Preferred Stock of any one series shall be identical to each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon, if cumulative, shall be cumulative. Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolution or resolutions of the Board of Directors, or duly authorized committee thereof, creating any series of Preferred Stock, the holders of any such series shall have no voting power whatsoever.

                  Subject to any limitations or restrictions stated in the resolution or resolutions of the Board of Directors originally fixing the number of shares constituting a series, the Board of Directors may by resolution or resolutions likewise adopted increase (but not above the total number of authorized shares of that class) or decrease (but not below the number of shares of the series then outstanding) the number of shares of the series subsequent to the issue of shares of that series; and in case the number of shares of any series shall be so decreased, the shares constituting the decrease shall resume that status that they had prior to the adoption of the resolution originally fixing the number of shares constituting such series.

                  (b) Common Stock. All shares of Common Stock shall be identical to each other in every respect. The shares of Common Stock shall entitle the holders thereof to one vote for each share on all matters on which holders of Common Stock have the right to vote. The holders of Common Stock shall not be permitted to cumulate their votes for the election of directors.

                  Subject to the designations, powers, preferences and rights with respect to each series of Preferred Stock having any priority over the Common Stock, and the qualifications, limitations and restrictions thereof, the holders of the Common Stock shall have and possess all rights pertaining to the Capital Stock.


                                    ARTICLE V

                               BOARD OF DIRECTORS

                  Except as otherwise provided by law, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation. The number of directors who shall constitute the Board of Directors of the Corporation and the manner of their election shall be as from time to time fixed by, or in the manner provided in, the Bylaws of the Corporation, and the Bylaws may provide qualifications for directors. The directors need not be elected by written ballot unless required by the Bylaws of the Corporation.

                  In addition to the powers and authority herein or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject nevertheless to the provisions of the DGCL, this Certificate of Incorporation, and any Bylaws adopted by the stockholders; PROVIDED, HOWEVER, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of directors which would have been valid if such Bylaws had not been adopted.



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                                   ARTICLE VI

                         INFORMAL ACTION BY STOCKHOLDERS

                  Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of stockholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the stockholders entitled to vote with respect to the subject matter.


                                   ARTICLE VII

                                     BYLAWS

                  The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of the Corporation. However, any bylaw so adopted or amended by the Board of Directors may be repealed, and any bylaw so repealed by the Board of Directors may be reinstated, by vote of the holders of a majority of the shares of Capital Stock of the Corporation entitled to vote, in which case the Board of Directors shall not thereafter take any action with respect to the Bylaws which is inconsistent with the action so taken by the stockholders.


                                  ARTICLE VIII

                      LIMITATION OF LIABILITY OF DIRECTORS

                  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is expressly prohibited by the DGCL, as the same exists or may hereafter be amended.

                  Any amendment, termination or repeal of this Article VIII or any provision hereof shall not adversely affect or diminish in any way any right or protection of a director of the Corporation existing with respect to any act or omission occurring prior to the effectiveness of such amendment, termination or repeal.


                                   ARTICLE IX

                                 INDEMNIFICATION

                  Section 1. ACTIONS, SUITS OR PROCEEDINGS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. To the fullest extent permitted by the DGCL, and except as may be expressly prohibited by applicable law, the Corporation shall indemnify any person who is or was or has agreed to become a director or officer of the Corporation who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding,


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whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the written request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and the Corporation may (but shall not be required to) indemnify any other person who is or was or has agreed to become an employee or agent of the Corporation who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the written request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. Notwithstanding anything contained in this Article IX, the Corporation shall not be obligated to indemnify any director, officer, employee or agent in connection with an action, suit or proceeding, or part thereof, initiated by such person against the Corporation unless such action, suit or proceeding, or part thereof, was authorized or consented to by the Board of Directors.

                  Section 2. ACTIONS OR SUITS BY OR IN THE RIGHT OF THE CORPORATION. To the fullest extent permitted by the DGCL, and except as may be expressly prohibited by applicable law, the Corporation shall indemnify any person who is or was or has agreed to become a director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the written request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and the Corporation may indemnify any other person who is or was or has agreed to become an employee or agent of the Corporation who was or is made a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the written request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including


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attorneys' fees) actually and reasonably incurred by him or her or on his or her behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless, and then only to the extent that, the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses that the Court of Chancery or such other court shall deem proper. Notwithstanding anything contained in this Article IX, the Corporation shall not be obligated to indemnify any director, officer, employee or agent in connection with an action or suit, or part thereof, initiated by such person against the Corporation unless such action or suit, or part thereof, was authorized or consented to by the Board of Directors.

                  Section 3. INDEMNIFICATION FOR COSTS, CHARGES AND EXPENSES OF A SUCCESSFUL PARTY. Notwithstanding any other provision of the Certificate of Incorporation, to the extent that a director, officer, employee or agent of the Corporation has been successful, on the merits or otherwise (including, without limitation, the dismissal of an action without prejudice), in defense of any action, suit or proceeding referred to in Section 1 or 2 of this Article IX, or in defense of any claim, issue or matter therein, such person shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by such person or on such person's behalf in connection therewith.

                  Section 4. INDEMNIFICATION FOR EXPENSES OF A WITNESS. To the extent that any person who is or was or has agreed to become a director or officer of the Corporation is made a witness to any action, suit or proceeding to which he or she is not a party by reason of the fact that he or she was, is or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the written request of the Corporation, such person shall be indemnified against all costs, charges and expenses actually and reasonably incurred by such person or on such person's behalf in connection therewith.

                  To the extent that any person who is or was or has agreed to become an employee or agent of the Corporation is made a witness to any action, suit or proceeding to which he or she is not a party by reason of the fact that he or she was, is or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the written request of the Corporation, such person may be indemnified against all costs, charges and expenses actually and reasonably incurred by such person or on such person's behalf in connection therewith.

                  Section 5. DETERMINATION OF RIGHT TO INDEMNIFICATION. Any indemnification under Section 1 or 2 of this Article IX (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper under the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 or 2 of this Article IX. Any indemnification under Section 4 of this Article IX (unless ordered by a court) shall be made, if at all, by the Corporation only as


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authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper under the circumstances. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by a majority vote of directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders of the Corporation. To obtain indemnification under this Article IX, any person referred to in Section 1, 2, 3 or 4 of this Article IX shall submit to the Corporation a written request, including therewith such documents as are reasonably available to such person and are reasonably necessary to determine whether and to what extent such person is entitled to indemnification.

                  Section 6. ADVANCEMENT OF COSTS, CHARGES AND EXPENSES. Costs, charges and expenses (including attorneys' fees) incurred by or on behalf of a director or officer in defending a civil or criminal action, suit or proceeding referred to in Section 1 or 2 of this Article IX shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; PROVIDED, HOWEVER, that the payment of such costs, charges and expenses incurred by or on behalf of a director or officer in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of a written undertaking by or on behalf of the director or officer to repay all amounts so advanced to the extent that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article IX or by law. No security shall be required for such undertaking, and such undertaking shall be accepted without reference to the recipient's financial ability to make repayment. The majority of the directors who were not parties to such action, suit or proceeding may, upon approval of such director or officer of the Corporation, authorize the Corporation's counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

                  Section 7. PROCEDURE FOR INDEMNIFICATION. Any indemnification required or agreed to under Section 1, 2, 3 or 4 of this Article IX or advancement of costs, charges and expenses under Section 6 of this Article IX shall be made promptly, and in any event within sixty (60) days (except indemnification to be determined by stockholders, which will be determined at the next annual meeting of stockholders), upon the written request of the director, officer, employee or agent. The right to indemnification or advancement of expenses as granted by this Article IX shall be enforceable by the director or officer in any court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition of such request is made within sixty (60) days of the request. Such person's costs, charges and expenses incurred in connection with successfully establishing his or her right to indemnification or advancement, to the extent successful, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of costs, charges and expenses under Section 6 of this Article IX where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 1 or 2 of this Article IX, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 or 2 of this Article IX, nor the fact that there has


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been an actual determination by the Corporation (including its Board of
Directors, its independent legal counsel and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  Section 8. SETTLEMENT. The Corporation shall not be obligated to reimburse the costs, charges and expenses of any settlement to which it has not agreed. If in any action, suit or proceeding (including any appeal) within the scope of Section 1 or 2 of this Article IX, the person to be indemnified shall have unreasonably failed to enter into a settlement thereof offered or assented to by the opposing party or parties in such action, suit or proceeding, then, notwithstanding any other provision of this Article IX, the indemnification obligation of the Corporation to such person in connection with such action, suit or proceeding shall not exceed the total of the amount at which settlement could have been made and the expenses incurred by or on behalf of such person prior to the time such settlement could reasonably have been effected.

                  Section 9. OTHER RIGHTS; CONTINUATION OF RIGHT TO INDEMNIFICATION; INDIVIDUAL CONTRACTS. The indemnification and advancement of costs, charges and expenses provided by or granted pursuant to this Article IX shall not be deemed exclusive of any other rights to which those persons seeking indemnification or advancement of costs, charges and expenses may be entitled under law (common or statutory) or any bylaw, agreement, policy of indemnification insurance or vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity while holding office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the legatees, heirs, distributees, executors and administrators of such person. Nothing contained in this Article IX shall be deemed to prohibit the Corporation from entering into, and the Corporation is specifically authorized to enter into, agreements with directors, officers, employees and agents providing indemnification rights and procedures different from those set forth herein. All rights to indemnification under this Article IX shall be deemed to be a contract between the Corporation and each director, officer, employee or agent of the Corporation who serves or served in such capacity (or at the request of the Corporation, in the capacity of director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) at any time while this Article IX is in effect.

                  Section 10. SAVINGS CLAUSE. If this Article IX or any portion shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify each director or officer, and may (but shall not be required to) indemnify each employee or agent, of the Corporation as to any costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation), to the full extent permitted by any applicable portion of this Article IX that shall not have been invalidated and to the full extent permitted by applicable law.

                  Section 11. INSURANCE. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against


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any costs, charges or expenses, liability or loss incurred by such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such costs, charges or expenses, liability or loss under the Certificate of Incorporation or applicable law; PROVIDED, HOWEVER, that such insurance is available on acceptable terms as determined by a vote of a majority of the Board of Directors. To the extent that any director, officer, employee or agent is reimbursed by an insurance company under an indemnification insurance policy for any costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement to the fullest extent permitted by any applicable portion of this Article IX, the Bylaws, any agreement, the policy of indemnification insurance or otherwise, the Corporation shall not be obligated to reimburse the person to be indemnified in connection with such proceeding.

                  Section 12. DEFINITIONS. For purposes of this Article IX, the following terms shall have the following meanings:

                  (a) "The Corporation" shall include any constituent corporation (including any constituent of a constituent) absorbed by way of an acquisition, consolidation, merger or otherwise, which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued;

                  (b) "Other enterprises" shall include employee benefit plans, including, but not limited to, any employee benefit plan of the Corporation;

                  (c) "Director or officer" of the Corporation shall include any partner or trustee who is or was or has agreed to serve at the request of the Corporation as a partner or trustee of another corporation, partnership, joint venture, trust or other enterprise;

                  (d) "Serving at the request of the Corporation" shall include any service that imposes duties on, or involves services by, a director, officer, employee or agent of the Corporation with respect to an employee benefit plan, its participants or beneficiaries, including acting as a fiduciary thereof;

                  (e) "Fines" shall include any penalties and any excise or similar taxes assessed on a person with respect to an employee benefit plan;

                  (f) A person shall be deemed to have acted in "good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful," if his or her action is based on the records or books of account of the Corporation or its direct or indirect subsidiaries, or on information supplied to him or her by the officers of the Corporation or its direct or indirect subsidiaries in the course of his


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         or her duties, or on the advice of legal counsel for the Corporation or its direct or indirect subsidiaries or on information or records given or reports made to the Corporation or its direct or indirect subsidiaries by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise; and

                  (g) A person shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" with respect to employee benefit plans, as referred to in Sections 1 and 2 of this
         Article IX if such person acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan.

                  Section 13. SUBSEQUENT AMENDMENT AND SUBSEQUENT LEGISLATION. Neither the amendment, termination or repeal of this Article IX or of relevant provisions of the DGCL or any other applicable laws, nor the adoption of any provision of this Certificate of Incorporation or the Bylaws of the Corporation or of any statute inconsistent with this Article IX shall eliminate, affect or diminish in any way the rights of any director, officer, employee or agent of the Corporation to indemnification under the provisions of this Article IX with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the effectiveness of such amendment, termination or repeal.


                                    ARTICLE X

                                   AMENDMENTS

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.




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


                                   ARTICLE XI

                                     NOTICES

         The name and mailing address of the incorporator of this Corporation is:

                           Douglas J. McClintock, Esq.
                           Thacher Proffitt & Wood
                           Two World Trade Center, 38th Floor
                           New York, New York 10048





                                         By: /s/ Douglas J. McClintock
                                             -------------------------
                                                 Douglas J. McClintock
                                                 Incorporator

Dated:  August 12, 1999


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